Exhibit 99.1

For further information, contact:

John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Updates First Quarter of Fiscal 2016 Outlook and Announces Conference Call to Review Fiscal First Quarter 2016

Santa Clara, Calif. (April 24, 2015) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today updated its outlook for the first quarter of fiscal 2016, ending May 2, 2015.

Marvell Technology announced that first quarter of fiscal 2016 revenue is expected to be below the company’s previous outlook. The company now expects first quarter of fiscal 2016 revenue to be in the range of $710 million to $740 million, compared to the previous expectation of $810 million to $830 million. The revised revenue outlook is primarily due to weaker than previously expected PC and storage markets and lower than expected emerging market demand. All other financial outlook expectations have been withdrawn and will be updated on the company’s first quarter earnings call on May 21, 2015.

Marvell’s revised revenue outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after April 24, 2015.

Conference Call

Marvell will conduct a conference call following the release of its first quarter of fiscal 2016 financial results on Thursday, May 21, 2015 at 1:45 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-877-703-6102 or 1-857-244-7301, pass-code 47211925. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until May 28, 2015.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including Marvell’s expectations and statements regarding its financial outlook for the first quarter of fiscal 2016 and Marvell’s expectations regarding trends and demand in the markets in which it participates. Words such as “expects,” “can,” “will,” “may,” “outlook” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s ability to compete against other products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and mobile and wireless markets, which are highly cyclical and intensely competitive; changes in demand for Marvell’s products as a result of changes in the end markets Marvell serves; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; uncertainty in worldwide economic conditions; and other risks detailed from time to time in Marvell’s SEC filings, including the risk factors identified in Marvell’s latest Annual Report on Form 10-K for the year ended January 31, 2015 as filed with the SEC. Please see Marvell’s SEC filings for other factors that could cause Marvell’s results to vary from expectations. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

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